Exhibit 10.19
FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT  (“Amendment”) is made and entered into as of the 12th day of April, 2007, by and among Lightning Poker, Inc., a Pennsylvania corporation (the “Company”) and The Co-Investment Fund II, L.P. (the “Lender”).

WITNESSETH:

WHEREAS, the Company and the Lender have heretofore entered into a Loan Agreement dated as of January 31, 2007 (the “Loan Agreement”); (ii) a Security Agreement dated as of January 31, 2007 (the “Security Agreement”); (iii) an Intellectual Property Security Agreement for Patents and Trademarks dated as of January 31, 2007 (the “Intellectual Property Security Agreement for Patents and Trademarks”); and (iv) an Intellectual Property Security Agreement for Copyrights and Mask Works dated January 31, 2007 (the “Intellectual Property Security Agreement for Copyrights and Mask Works”) (the Loan Agreement, Security Agreement, the Intellectual Property Security Agreement for Patents and Trademarks and the Intellectual Property Security Agreement for Copyrights and Mask Works are sometimes hereinafter referred to collectively as the “Loan Documents”); and

WHEREAS, the Company and the Lender desire to amend the Loan Agreement to provide for the additional loan set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

1.	Defined Terms. All capitalized terms used in this Amendment and not defined herein shall have the meanings given to them in the Loan Agreement.

2.
Loan.  Subject to the terms and conditions set forth in this Amendment and the Loan Agreement, the Lender agrees to loan to the Company the additional principal amount of $500,000 (the “Additional Loan”).  The Additional Loan will be evidenced by the Company’s Promissory Note in substantially the form attached hereto as Exhibit A.  The Additional Loan shall be secured by the Security Agreement, the Intellectual Property Security Agreement for Patents and Trademarks and the Intellectual Property Security Agreement for Copyrights and Mask Works (collectively, the “Security Agreements”), and the Lender shall be entitled to, and shall enjoy, all of the rights, benefits and privileges of the Lender under the Security Agreements.

3.	Making of Additional Loans. Subject to the conditions set forth herein and in the Loan Agreement, the Lender shall advance the Additional Loan to the Company on the date hereof (the “Closing Date”).

4.	Warrants.

(a)
As partial consideration for the Additional Loan, the Company shall issue to the Lender on the Closing Date, a warrant to purchase $250,000 worth of the shares of the Company’s capital stock issued in the next equity financing (“Stock”) in substantially the form attached as Exhibit B (the “Warrants”).

(b)
The Company and the Lender hereby agree that the entire issue price of the Note and the Warrants issued hereunder shall be allocated to the Note for the purposes of Treasury Regulation Section 1.1273-2(h).

5.
Financing Statements and Governmental Filings.  The Company agrees to execute all financing statements and other governmental filings describing the property in which the Lender has a security interest under the Security Agreements.  The Company irrevocably appoints the Lenders’ Agent (as defined in the Loan Agreement) as its agent and attorney to execute any such financing statements and other governmental filings in the Company’s name.  The Company further agrees that a carbon, photographic or other reproduction of a financing statement or other governmental filing, or the Security Agreements, shall be sufficient as a financing statement or other governmental filing, as the case may be, and may be filed.

6.
Expenses.  Each party hereto shall bear its own costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Amendment and the transactions contemplated hereby, except that the Company shall pay the reasonable fees and disbursements of Buchanan Ingersoll & Rooney, PC, counsel to the Lender.

7.
Lender’s Closing Conditions.  The obligation of the Lender to make the Additional Loan is subject to the performance by the Company of its obligations under the Loan Documents and to the satisfaction of the following further conditions on or prior to the date of the making of the Additional Loan:

(a)	Except as set forth on Schedule I hereto, the representations and warranties of the Company set forth in Section 5 of the Loan Agreement shall be true and correct on the Closing Date.

(b)	The Company shall have executed and delivered to the Lender this Amendment.

(c)	The Company shall have executed and delivered to the Lender the Note in the principal amount of the Lender’s Additional Loan.

(d)	The Company shall have executed and delivered to the Lender the Warrants evidencing the right to purchase the number of shares of Stock set forth in Section 4 hereof.

8.
Company’s Closing Conditions.  The obligations of the Company hereunder are subject to the performance by the Lender of its obligations under the Loan Documents and to the satisfaction of the following further conditions;

(a)	The Lender shall have delivered to the Company by check or wire transfer, in immediately available funds, an amount equal to the principal amount of the Lender’s Additional Loan.

(b)	The Lender shall have executed and delivered to the Company this Amendment.

(c)	The representations and warranties of the Lender set forth in Section 6 of the Loan Agreement shall be true and correct on the Closing Date.

9.
Loan Documents. Except as expressly amended by the terms of this Amendment, all of the terms, conditions and provisions of the Loan Documents shall remain in full force and effect and shall be fully applicable to the Additional Loan.  The Lender shall be entitled to, and shall enjoy, all of the rights, privileges, and benefits of the Loan Documents with respect to the Additional Loan as fully as the original Loan under the Loan Documents.

WITNESS the due execution of this Amendment as of the day and year first above written.

LIGHTNING POKER, INC.

By:
Title:_____________________________________

LENDER

THE CO-INVESTMENT FUND II, L.P.
By:           Co-Invest Management II, L.P.
its general partner
By:           Co-Invest Capital Partners, Inc.
its general partner

By:___________________________________

Title:__________________________________

Schedule I

Schedule of Exceptions

EXHIBIT A

Promissory Note

EXHIBIT B

Warrant